Exhibit 99.1

Donaldson Reports Record Third Quarter Fiscal Year 2024 Sales and Earnings

Third quarter sales increased 6.0% year over year to $927.9 million
EPS of $0.92, up 21.7% versus 2023
Raising fiscal 2024 EPS guidance

MINNEAPOLIS (June 4, 2024) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported third quarter fiscal 2024 generally accepted accounting principles (GAAP) net earnings of $113.5 million, compared with $93.7 million in fiscal 2023. Third quarter 2024 GAAP earnings per share (EPS)1 were $0.92 compared with 2023 earnings per share of $0.76.

“The Donaldson team delivered outstanding performance in the third quarter, generating record sales and earnings with robust margins, while continuing to set a stronger foundation for future profitable growth through ongoing strategic investments,” said Tod Carpenter, chairman, president and chief executive officer. “Despite mixed end-market conditions, we maintained focus on our customers and delivered our technology-led filtration products and services across our diversified portfolio of businesses.”

“Driven by third quarter results and our expectations for strong performance in the fourth quarter, we are increasing our earnings outlook for the full year. Looking ahead, we remain committed to returning value to our shareholders through the execution of our longer-term strategic initiatives and continued progress towards our fiscal 2026 Investor Day targets.”
1 All EPS figures refer to diluted EPS.

Donaldson Company Reports Fiscal Third Quarter 2024 Earnings - Page 2 of 5
Third Quarter Operating Results

Sales of $927.9 million were up 6.0% compared with 2023 as a result of volume growth and pricing benefits.

	Three Months Ended		Nine Months Ended
	April 30, 2024		April 30, 2024
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	(9.8)%	(8.9)%	(10.6)%	(11.2)%
On-Road	(6.0)	(4.2)	(1.5)	(0.6)
Aftermarket	10.9	11.7	6.6	6.3
Total Mobile Solutions segment	5.5	6.3	2.6	2.3

Industrial Solutions segment
Industrial Filtration Solutions	2.4	2.9	5.2	4.7
Aerospace and Defense	5.9	5.9	8.0	7.1
Total Industrial Solutions segment	2.9	3.3	5.6	5.0

Life Sciences segment
Total Life Sciences segment	24.2	26.5	8.4	8.0

Total Company	6.0%	6.8%	3.9%	3.5%

Mobile Solutions segment (Mobile) sales increased 5.5% from higher volumes and pricing. Aftermarket sales increased 10.9% driven by continued market share gains and destocking in the prior year period. On-Road and Off-Road sales decreased 6.0% and 9.8%, respectively, from a decline in global equipment production.

Industrial Solutions segment (Industrial) sales increased 2.9% as a result of volume growth and pricing. Aerospace and Defense sales grew 5.9% supported by robust Aerospace end-market conditions. Industrial Filtration Solutions (IFS) sales grew 2.4% driven by dust collection replacement part and Power Generation sales.

Life Sciences segment (Life Sciences) sales increased 24.2% from strong volume growth resulting from Bioprocessing Equipment sales timing and Disk Drive.

Donaldson Company Reports Fiscal Third Quarter 2024 Earnings - Page 3 of 5
Gross margin was 35.6%, up 260 basis points from 33.0% in 2023 driven by leverage on higher sales, pricing benefits and input cost deflation.

Operating expenses as a percentage of sales were 20.1%, an increase from 18.8% in the prior year, due to increased hiring and investments in the scaling of acquired Life Sciences businesses.

Operating income as a percentage of sales (operating margin) of 15.5% increased 130 basis points year over year from 14.2% in 2023 as a result of gross margin improvement, partially offset by an increase in operating expenses.

Interest expense was $5.0 million, approximately flat compared with prior year as lower debt levels offset higher interest rates. Other income, net increased to $5.4 million compared with $2.6 million in 2023, primarily from foreign exchange gains versus foreign exchange losses in the prior year period. The Company’s effective tax rate was 21.2% versus 22.9% a year ago driven by an increase in discrete tax benefits.

Year-to-date, Donaldson paid $90.3 million in dividends and repurchased 1.5% of its outstanding shares for $114.0 million.

Updated Fiscal 2024 Outlook

Full-year EPS is forecast to be between $3.33 and $3.39, up from prior guidance of between $3.24 and $3.32 and compared with fiscal 2023 GAAP and adjusted2 EPS of $2.90 and $3.04, respectively. Sales are expected to increase between 4% and 6% year over year, with a pricing benefit of approximately 2% and a negligible impact from currency translation.

Mobile sales are forecast to increase between 2% and 4% versus 2023. Off-Road sales and On-Road sales are expected to decrease low double-digits and low single-digits, respectively due to softening end-market demand and related reductions in global equipment production. Aftermarket sales are forecast to grow mid-single digits, benefitting from market share gains and destocking in the prior year period.

Industrial sales are expected to increase between 6% and 8% compared with prior year. IFS sales are expected to increase mid-single digits as a result of sales momentum in dust collection and Power Generation. Aerospace and Defense sales, driven by strong end-market conditions, are expected to grow low double-digits.

Life Sciences sales are forecast to grow mid-teens year over year supported by growth across all businesses including Food & Beverage, Bioprocessing Equipment and Consumables, and Disk Drive.

2 Fiscal 2023 adjusted results exclude $21.8 million of non-recurring charges largely related to the Company’s organizational redesign as well as costs associated with exiting a lower-margin customer program. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

Donaldson Company Reports Fiscal Third Quarter 2024 Earnings - Page 4 of 5
Operating margin is expected to be between 15.0% and 15.4% versus 14.0%, or 14.6% on an adjusted basis, in 2023. Year-over-year gross margin improvement is forecast to offset an increase in operating expenses, driven primarily by investments in the Life Sciences segment.

Interest expense is forecast to be approximately $22 million and other income is expected to be between $15 million and $17 million. Donaldson projects a fiscal 2024 effective income tax rate of between 23% and 24%.

Capital expenditures are forecast to be between $90 million and $105 million and free cash flow conversion is expected to be between 95% and 105%. For the full year, Donaldson anticipates repurchasing approximately 2% of its shares outstanding.

Miscellaneous

The Company will webcast its third quarter fiscal 2024 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fiscal Third Quarter 2024 Earnings - Page 5 of 5

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events, including natural disasters; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments to ESG; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2024	2023	Change	2024	2023	Change
Net sales	$927.9	$875.7	6.0%	$2,650.9	$2,551.3	3.9%
Cost of sales	597.8	586.9	1.9	1,711.3	1,690.8	1.2
Gross profit	330.1	288.8	14.3	939.6	860.5	9.2
Selling, general and administrative	161.7	145.8	10.9	473.5	444.7	6.5
Research and development	24.8	19.0	31.1	68.2	56.2	21.4
Operating expenses	186.5	164.8	13.2	541.7	500.9	8.2
Operating income	143.6	124.0	15.8	397.9	359.6	10.7
Interest expense	5.0	5.1	(2.1)	16.1	14.3	12.4
Other income, net	(5.4)	(2.6)	NM(1)	(14.1)	(6.1)	NM(1)
Earnings before income taxes	144.0	121.5	18.5	395.9	351.4	12.7
Income taxes	30.5	27.8	9.9	91.6	84.5	8.4
Net earnings	$113.5	$93.7	21.1%	$304.3	$266.9	14.0%

Weighted average shares – basic	120.8	121.6	(0.6)%	120.8	122.0	(1.0)%
Weighted average shares – diluted	122.9	123.5	(0.5)%	122.6	123.7	(0.9)%

Net EPS – basic	$0.94	$0.77	21.9%	$2.52	$2.19	15.2%
Net EPS – diluted	$0.92	$0.76	21.7%	$2.48	$2.16	15.0%

Dividends paid per share	$0.25	$0.23	8.7%	$0.75	$0.69	8.7%
Note: Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful

Donaldson Company, Inc.
Fiscal Third Quarter 2024 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30,	July 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$223.7	$187.1
Accounts receivable, net	638.4	599.7
Inventories, net	444.7	418.1
Prepaid expenses and other current assets	93.9	81.1
Total current assets	1,400.7	1,286.0
Property, plant and equipment, net	642.8	652.9
Goodwill	475.3	481.1
Intangible assets, net	174.6	188.1
Other long-term assets	172.7	162.4
Total assets	$2,866.1	$2,770.5

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$49.4	$34.1
Current maturities of long-term debt	25.0	125.0
Accounts payable	370.0	304.9
Accrued employee compensation and related taxes	123.2	119.4
Deferred revenue	25.8	25.3
Income taxes payable	37.9	32.3
Dividends payable	—	30.4
Other current liabilities	103.9	85.0
Total current liabilities	735.2	756.4
Long-term debt	481.8	496.6
Non-current income taxes payable	42.0	56.5
Deferred income taxes	17.5	32.3
Other long-term liabilities	105.6	108.0
Total liabilities	1,382.1	1,449.8

Total stockholders’ equity	1,484.0	1,320.7
Total liabilities and stockholders’ equity	$2,866.1	$2,770.5
Donaldson Company, Inc.
Fiscal Third Quarter 2024 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30,
	2024	2023
Operating Activities
Net earnings	$304.3	$266.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	73.5	67.3
Deferred income taxes	(16.6)	(9.6)
Stock-based compensation expense	18.3	17.1
Other, net	2.0	3.8
Changes in operating assets and liabilities	(15.0)	8.2
Net cash provided by operating activities	366.5	353.7

Investing Activities
Purchases of property, plant and equipment	(65.8)	(92.8)
Acquisitions, net of cash acquired	(2.0)	(62.3)
Net cash used in investing activities	(67.8)	(155.1)

Financing Activities
Proceeds from long-term debt	119.7	80.0
Repayments of long-term debt	(228.8)	(135.0)
Change in short-term borrowings	15.9	23.1
Purchase of treasury stock	(113.8)	(119.3)
Payment of contingent consideration	(1.7)	—
Dividends paid	(90.3)	(84.1)
Exercise of stock options and other	41.5	31.2
Net cash used in financing activities	(257.5)	(204.1)
Effect of exchange rate changes on cash	(4.6)	(1.8)
Increase (decrease) in cash and cash equivalents	36.6	(7.3)
Cash and cash equivalents, beginning of period	187.1	193.3
Cash and cash equivalents, end of period	$223.7	$186.0
Donaldson Company, Inc.
Fiscal Third Quarter 2024 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
Gross margin	35.6%	33.0%	35.4%	33.7%
Operating expenses	20.1%	18.8%	20.4%	19.6%
Operating margin	15.5%	14.2%	15.0%	14.1%
Other income, net	(0.6)%	(0.3)%	(0.5)%	(0.2)%
Depreciation and amortization	2.7%	2.6%	2.8%	2.6%
EBITDA	18.7%	17.0%	18.3%	17.0%
Effective tax rate	21.2%	22.9%	23.1%	24.0%
Earnings before income taxes - Mobile Solutions	18.4%	15.0%	17.9%	14.8%
Earnings before income taxes - Industrial Solutions	18.7%	18.8%	18.1%	18.0%
Earnings before income taxes - Life Sciences	0.7%	0.3%	(4.8)%	9.5%
Cash conversion ratio	105.9%	104.6%	98.8%	97.8%

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
Adjusted Rates
Gross margin	35.6%	33.0%	35.4%	33.8%
Operating expenses	20.1%	18.8%	20.4%	19.0%
Operating margin	15.5%	14.2%	15.0%	14.8%
Other income, net	(0.6)%	(0.3)%	(0.5)%	(0.2)%
Depreciation and amortization	2.7%	2.6%	2.8%	2.6%
EBITDA	18.7%	17.0%	18.3%	17.6%
Effective tax rate	21.2%	22.9%	23.1%	24.1%
Earnings before income taxes - Mobile Solutions	18.4%	15.0%	17.9%	14.8%
Earnings before income taxes - Industrial Solutions	18.7%	18.8%	18.1%	18.0%
Earnings before income taxes - Life Sciences	0.7%	0.3%	(4.8)%	9.5%
Cash conversion ratio	105.9%	104.6%	98.8%	93.3%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Third Quarter 2024 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2024	2023	Change	2024	2023	Change
Net sales
Mobile Solutions segment
Off-Road	$104.2	$115.6	(9.8)%	$290.9	$325.3	(10.6)%
On-Road	35.7	38.0	(6.0)	106.9	108.5	(1.5)
Aftermarket	445.3	401.4	10.9	1,277.7	1,198.5	6.6
Total Mobile Solutions segment	585.2	555.0	5.5	1,675.5	1,632.3	2.6

Industrial Solutions segment
Industrial Filtration Solutions	228.6	223.3	2.4	663.7	631.1	5.2
Aerospace and Defense	40.5	38.2	5.9	115.0	106.5	8.0
Total Industrial Solutions segment	269.1	261.5	2.9	778.7	737.6	5.6

Life Sciences segment
Total Life Sciences segment	73.6	59.2	24.2	196.7	181.4	8.4

Total Company	$927.9	$875.7	6.0%	$2,650.9	$2,551.3	3.9%

Earnings (loss) before income taxes
Mobile Solutions segment	$107.9	$83.4	29.4%	$299.3	$242.3	23.5%
Industrial Solutions segment	50.3	49.1	2.4	141.0	133.0	6.0
Life Sciences segment	0.5	0.2	NM(1)	(9.5)	17.3	NM(1)
Corporate and unallocated	(14.7)	(11.2)	(31.3)	(34.9)	(41.2)	15.3
Total Company	$144.0	$121.5	18.5%	$395.9	$351.4	12.7%

Earnings before income taxes percentage
Mobile Solutions segment	18.4%	15.0%	3.4%	17.9%	14.8%	3.1%
Industrial Solutions segment	18.7%	18.8%	(0.1)%	18.1%	18.0%	0.1%
Life Sciences segment	0.7%	0.3%	0.4%	(4.8)%	9.5%	(14.3)%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
(1) NM = not meaningful
Donaldson Company, Inc.
Fiscal Third Quarter 2024 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended April 30, 2024
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	(9.8)%	14.9%	(19.5)%	(30.5)%	(26.5)%
On-Road	(6.0)	(2.5)	18.1	(28.9)	42.2
Aftermarket	10.9	16.7	3.2	0.3	19.2
Total Mobile Solutions segment	5.5	14.5	(3.3)	(9.8)	17.0

Industrial Solutions segment
Industrial Filtration Solutions	2.4	0.4	6.0	(9.9)	45.9
Aerospace and Defense	5.9	11.2	(8.7)	75.2	N/A
Total Industrial Solutions segment	2.9	2.5	4.0	(9.1)	45.9

Life Sciences segment
Total Life Sciences segment	24.2	28.0	31.3	12.8	79.9

Total Company	6.0%	10.5%	2.2%	(6.3)%	20.9%

	Nine Months Ended April 30, 2024
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(10.6)%	1.5%	(12.2)%	(26.2)%	(23.6)%
On-Road	(1.5)	—	17.7	(13.3)	5.0
Aftermarket	6.6	8.8	1.3	5.7	9.5
Total Mobile Solutions segment	2.6	6.7	(2.3)	(3.5)	7.5

Industrial Solutions segment
Industrial Filtration Solutions	5.2	8.4	3.9	(5.9)	14.2
Aerospace and Defense	8.0	9.6	1.6	65.5	N/A
Total Industrial Solutions segment	5.6	8.7	3.6	(5.0)	14.2

Life Sciences segment
Total Life Sciences segment	8.4	(7.4)	20.4	3.5	34.9

Total Company	3.9%	7.0%	1.7%	(2.7)%	8.6%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Third Quarter 2024 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended April 30, 2024
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(8.9)%	14.9%	(19.7)%	(25.7)%	(27.0)%
On-Road	(4.2)	(2.5)	20.8	(23.1)	40.1
Aftermarket	11.7	16.7	3.8	4.8	17.9
Total Mobile Solutions segment	6.3	14.5	(2.9)	(5.1)	15.7

Industrial Solutions segment
Industrial Filtration Solutions	2.9	0.4	5.6	(5.7)	45.5
Aerospace and Defense	5.9	11.2	(9.0)	82.3	N/A
Total Industrial Solutions segment	3.3	2.5	3.6	(4.9)	45.4

Life Sciences segment
Total Life Sciences segment	26.5	28.0	31.0	19.0	78.8

Total Company	6.8%	10.5%	2.3%	(1.5)%	19.7%

	Nine Months Ended April 30, 2024
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(11.2)%	1.5%	(15.5)%	(22.7)%	(25.1)%
On-Road	(0.6)	—	15.5	(9.0)	2.4
Aftermarket	6.3	8.8	(1.1)	9.2	7.8
Total Mobile Solutions segment	2.3	6.7	(4.9)	0.1	5.8

Industrial Solutions segment
Industrial Filtration Solutions	4.7	8.4	1.0	(2.8)	13.2
Aerospace and Defense	7.1	9.6	(2.0)	70.2	N/A
Total Industrial Solutions segment	5.0	8.7	0.7	(1.8)	13.2

Life Sciences segment
Total Life Sciences segment	8.0	(7.4)	16.1	6.5	33.2

Total Company	3.5%	7.0%	(1.2)%	0.7%	7.0%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2024 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$141.5	$133.2	$366.5	$353.7
Net capital expenditures	(21.3)	(35.2)	(65.8)	(92.8)
Free cash flow	$120.2	$98.0	$300.7	$260.9

Net earnings	$113.5	$93.7	$304.3	$266.9
Income taxes	30.5	27.8	91.6	84.5
Interest expense	5.0	5.1	16.1	14.3
Depreciation and amortization	24.6	22.5	73.5	67.3
EBITDA	$173.6	$149.1	$485.5	$433.0

Adjusted net earnings	$113.5	$93.7	$304.3	$279.6
Adjusted income taxes	30.5	27.8	91.6	88.7
Interest expense	5.0	5.1	16.1	14.3
Depreciation and amortization	24.6	22.5	73.5	67.3
Adjusted EBITDA	$173.6	$149.1	$485.5	$449.9

Gross profit	$330.1	$288.8	$939.6	$860.5
Restructuring and other charges	—	—	—	1.5
Adjusted gross profit	$330.1	$288.8	$939.6	$862.0

Operating expense	$186.5	$164.8	$541.7	$500.9
Restructuring and other charges	—	—	—	(15.4)
Adjusted operating expense	$186.5	$164.8	$541.7	$485.4

Operating income	$143.6	$124.0	$397.9	$359.6
Restructuring and other charges	—	—	—	16.9
Adjusted operating income	$143.6	$124.0	$397.9	$376.6

Net earnings	$113.5	$93.7	$304.3	$266.9
Restructuring and other charges, net of tax	—	—	—	12.7
Adjusted net earnings	$113.5	$93.7	$304.3	$279.6

Diluted EPS	$0.92	$0.76	$2.48	$2.16
Restructuring and other charges per share	—	—	—	0.10
Adjusted diluted EPS	$0.92	$0.76	$2.48	$2.26
Donaldson Company, Inc.
Fiscal Third Quarter 2024 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2024 Earnings Press Release Schedules